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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 10 to Registration Statement No. 33-47703 of BNY Hamilton Funds, Inc. of our reports dated
February 7, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectuses, which are also a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
March 26, 1997